Exhibit 99.2

FINAL TRANSCRIPT

Conference Call Transcript

SCIL - Q3 2006 Scientific Learning Earnings Conference Call

Event Date/Time: Nov. 08. 2006 / 7:00AM PT

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Nov. 08. 2006 / 7:00AM PT, SCIL - Q3 2006 Scientific Learning Earnings Conference Call

CORPORATE PARTICIPANTS

  Jane Freeman
  Scientific Learning - SVP and CFO

  Bob Bowen
  Scientific Learning - Chairman and CEO

CONFERENCE CALL PARTICIPANTS

  Kirsten Edwards
  ThinkEquity Partners - Analyst

  Art Charpentier
  Merritt Research - Analyst

  PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the third-quarter 2006 Scientific Learning financial conference call. My name is Jackie, and I will be your operator for today’s conference.

[OPERATOR INSTRUCTIONS]

At this time, we will have Jane Freeman, Senior Vice President and Chief Financial Officer, and also Robert Bowen, Chairman and CEO. They’ll both be presenting today on today’s call, but at this time I’d like to turn the presentation over to Jane Freeman. You may begin, ma’am.

Jane Freeman - Scientific Learning - SVP and CFO

Thank you. Before we proceed, I’d like to inform you that during the course of this conference call, we’ll make projections and other forward-looking statements that are subject to the Safe Harbor created by the federal securities laws. They include statements related to projected levels of revenue, sales, margins, expenses, profit or loss, cash flow and the other financial results and the drivers behind them, trends in the K-12 education market, including available funding, results that may be achieved by the use of our products, expected staffing levels and new product introductions.

Such statements are subject to risks and uncertainties and the results may differ from our projections. Our fillings with the Securities and Exchange Commission include additional information about factors that could cause future results to differ from those discussed on this call.

We will be filing a transcript of this conference call with our press release in an 8-K later this week, or early next week. During the call, we will be discussing booked sales, which is a non-GAAP financial measure. We believe booked sales is a better measure of current business activity than revenue. A reconciliation of booked sales revenue and deferred revenue is included as supplemental information in the investor information section of our website at www.scientificlearning.com.

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Nov. 08. 2006 / 7:00AM PT, SCIL - Q3 2006 Scientific Learning Earnings Conference Call

Commercial reproduction and distribution of this conference call may be made only after written permission. A replay will be available on our website.

And now I’d like to turn the call over to Bob Bowen, our Chairman and CEO.

Bob Bowen - Scientific Learning - Chairman and CEO

The third quarter was terrific for our patented, neuroscience-based family of Fast ForWord® software. Even more important, this was our third consecutive quarter of excellent booked sales results and well above our historical and targeted growth range of 20 to 30%. Booked sales were up 38% overall, with K-12 up 43% and International sales up more than 250% over last year’s third quarter. Year-to-date booked sales are up 34% overall -- 36% in K-12 and more than 125% for International. The acceptance of our unique brain-based intervention to quickly build learning capacity, resulting in dramatic and lasting improvement in achievement for struggling learners, is spreading and becoming more accepted in the mainstream K-12 market. It is also clear that there is need and demand for these interventions world-wide. Buying decisions are increasingly dominated by the purchase of school-wide licenses which places no limit on the number and type of students that have access to this powerful, neurological learning innovation. Sites with school-wide licenses averaged more than 90 students using Fast ForWord software in 2005, and for 2006 this number is trending to average more than 100 students.

Unfortunately, because of our two year revenue recognition transition, these strong booked sales results are not yet evident in our revenue and earnings. It is important to note that for the first time this year, revenue showed a positive comparison to last year, and our deferred revenue grew for the first time since 2004.

In the third quarter we collected more than $14.0 million in cash and now have a cash balance of $13.3 million compared to last year’s cash and investment balance of $12.5 million. While operating expenses for the third quarter showed a significant increase over last year’s third quarter, spending levels were in line with expectations and were down from the second quarter of 2006. Operating expenses with incentive compensation, and stock-based compensation removed, resulted in an increase of only 3% over last year’s third quarter. I continue to be pleased with the strong focus on effective cost management.

Based on these terrific results, we are once again raising our guidance for the year. We are moving our booked sales from an estimated growth range of 25 to 35% to a growth range of 35 to 45% for the year. Our expectations are that booked sales will return to our historical range of 20 to 30% in 2007. Jane Freeman will provide you with more detail on our guidance for the year in her comments.

In addition to the strong booked sales results, we continue to make solid progress in executing against our key strategic and operational goals. To remind you, these goals are to: 1) make our Fast ForWord software an accepted, mainstream intervention solution in the K-12 market; 2)

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Nov. 08. 2006 / 7:00AM PT, SCIL - Q3 2006 Scientific Learning Earnings Conference Call

increase our sales capacity while continuing to improve productivity; and 3) establish the science and research supporting our Fast ForWord software as a market differentiator.

Our focus in gaining acceptance for our unique, patented intervention is focused on three initiatives: 1) building brand awareness; 2) increasing our service and support touches to enable successful use of Fast ForWord software; and 3) expanding our product line, as well as continuing to enhance the software for easier deployment and use by teachers and students.

Brand awareness is evidenced by the growing use and penetration of Fast ForWord with learners now having used more than 730,000 Fast ForWord products in approximately 4,400 schools, 5,000 clinics, and 20 countries outside of North America. This growing evidence around the world of the unique capacity of Fast ForWord to quickly alter neurological function is building tremendous advocacy and word of mouth amongst our customers, parents, and students. Unique visits to our website are up 41% YTD.

One of our most effective marketing initiatives in building brand awareness and acceptance for Fast ForWord has been and continues to be our brain summits. Historically, approximately 70% of the educational leaders who attend these sessions ultimately buy or expand their use of Fast ForWord. Over the first three quarters of this year, we have dramatically increased the number of these research forums across the country, as well as around the world. Additionally, we are providing an increasing number of experts to present our unique story and capability at both national and state education meetings. The interest in brain-based research is “hot”, and Scientific Learning is uniquely positioned to respond to this demand.

As I travel around the country visiting district implementations of Fast ForWord, I am repeatedly told moving stories by teachers, parents, and administrators about the dramatic, positive behavioral changes they are observing in students These changes include less disruptive behavior, more active participation in the classroom, volunteering to read aloud to the class, following instruction, holding focus for longer periods of time, more consistency and accuracy in completing assignments, improved listening skills, the unassigned reading of books, and a more positive attitude. We are now capturing these important behavioral changes along with academic changes, using case studies of school districts and individual success stories about learners. In the quarter, we also released a new, electronic observational survey for parents and teachers which will provide a more systematic way for capturing these changes.

In our drive for high implementation fidelity, we continue to make excellent progress in increasing the quality and number of touches with customers. There are three important initiatives in this key area: First, we opened a new Tucson support center in the second quarter to house our Level 1 support — both instructional and technical, as well as our customer service group. This transition is now complete; and while this action has increased 2006 costs, we are anticipating significant savings in 2007. Because of our unique knowledge of best practices that drive these critical neurological changes, moving this work inside and cross training our own employees is allowing us to provide a much higher quality of support services. Our second initiative involved adding Progress Monitors to make proactive out-bound calls to assist schools

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Nov. 08. 2006 / 7:00AM PT, SCIL - Q3 2006 Scientific Learning Earnings Conference Call

in better utilizing Fast ForWord software. We are now fully staffed with Progress Monitors and have made more than 500 outbound, proactive calls in August and September. Our four new Territorial Consultants that are aligned to four Account Managers seem to be having a positive impact on customer satisfaction, as well as guiding improved implementation fidelity, which is driving more rapid expansion of Fast ForWord in existing districts. These important actions to increase customer touches seem to be having the desired impact on sales, but it has cost us some margin performance in the short-term. The third quarter results showed margin improvements over the second quarter of 2006, and we are anticipating further improvement in the fourth with continued gains in 2007 as we leverage these resources through improved utilization. Finally, our sales team continues to increasingly sell more services with each transaction. Our goal for the year was that 12% of each sales dollar would be for professional services. In the third quarter, we achieved 19% — an all time record.

In 2006, we have continued our expansion of our unique product line through the release of a new product designed for struggling adolescents — Fast ForWord to Literacy Advanced. This product is being very well received by our existing and new district customers. Late in the fourth quarter, we anticipate releasing a major revision of our Fast ForWord Middle & High School product, Fast ForWord to Literacy. We used our massive data base of extensive detailed information on student learning to alter this intervention to not only maximize its effectiveness and appeal with adolescents and adults, but also specific subgroups of learners such as English Language, Special Education, and At Risk students. No other organization has the capacity to revise products based on such a large database of detailed student learning information. We have also used this extensive database to better select and organize our brain-based exercises allowing for more trials to be completed in a 50 minute protocol. The number of trials is a critical neuroscience principal in creating rapid and permanent neurological changes. This product is our second to use new Flash technology, which is enabling us to develop graphics more like what adolescents are accustom to seeing in their video games. Customers and students love the new, exciting graphics which are having a positive impact on student motivation.

The impact of our increased focus on the adolescent K-12 market segment is evidenced by the fact that our sales in this segment are growing faster this year than sales to the elementary school segment. While elementary remains our largest segment, producing approximately two thirds of our sales, it is clear that Fast ForWord is being well received in the secondary segment and having a very positive impact on the challenging problems of adolescent literacy. Rapid and dramatic change in literacy is critical to improving pass rates on state exit exams and reducing drop out rates. The release of Fast ForWord to Literacy along with Fast ForWord to Literacy Advanced and our Fast ForWord to Reading series will provide a comprehensive solution for adolescent literacy and provide a strong foundation for continuing our strong sales momentum in this segment.

Two Fast ForWord interventions can now be delivered on a 30 minute protocol — Fast ForWord Language Basics and Reading Prep. These products are used primarily in Pre-School and Kindergarten programs. We are in the process of initiating research studies on the remaining products; and assuming this research validates these significantly shortened protocols are

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Nov. 08. 2006 / 7:00AM PT, SCIL - Q3 2006 Scientific Learning Earnings Conference Call

effective, we anticipate releasing them in the second half of 2007. Thirty minute protocols would reduce the time demands on school schedules, as well as provide a better fit with existing school scheduling structures. This important action would further reduce a barrier to purchasing and using Fast ForWord.

In the third quarter, one more patent was issued bringing the total patents protecting these unique applications to 76 with 34 patents pending. These patents are producing substantial barriers to entry from any potential competition and continue to provide important verification of the uniqueness of these life changing interventions.

Our second goal is focused on adding sales capacity while continuing to improve productivity of our experienced sales professionals. Our sales capacity goal for 2006 is to average 42 quota-bearing sales positions, compared to 38 last year. At the end of the third quarter we were at 42. This put us slightly behind our goal for the year. Our current target for 2007 is to average 49 sales. We continue to be pleased with the quality of recruits and the potential pool of candidates that we are interviewing.

In the development of the international market, our goal was to finish the year with 17 VARS (value added resellers). We added one VAR in the third quarter in South Korea. We finished the quarter with 17 VARS and are now anticipating finishing the year at 20, with a current goal of 23 to 25 for 2007. We continue to attract high quality organizations who are interested in bringing our innovation to new countries. These partners are not only committed to our important mission, but have the experience to effectively market, sell, and drive implementation fidelity. While International remains a small portion of our overall sales, we are gaining important cultural experience and understanding with our partners in bringing this dramatic learning innovation to 20 countries around the world and establishing the position for more rapid expansion. Our founding scientists and their reputation as leading researchers is well established in the international scientific community, attracting enormous interest in our learning innovation.

On the productivity side, a critical factor is the number of transactions over $100,000. In the third quarter, we completed 30 of these transactions compared to 15 in the third quarter of 2005. Year-to-date, we have completed 83 of these transactions compared to 50 last year. In the quarter, we also had five transactions over $500,000; and two of these transactions were seeds. These large initial purchases from districts seeds are another indicator that Fast ForWord is increasingly becoming more accepted by mainstream educational buyers. Clearly, our increase in sales capacity over the past two years is having a strong impact on booked sales along with improved focus and discipline around identifying new and existing district targets that can be quickly moved through the buying process. Additionally, the K-12 buying environment is much improved over 2005 with state tax revenues continuing to increase, causing educational leaders to move more rapidly on their buying decisions. We can see this change in states results with dramatic increases in sales growth from Texas, Florida, Ohio, Mississippi, Michigan, Louisiana, and Missouri. Our Great West and Southeast sales regions are producing dramatic gains over last year with the Midwest having a strong year after a dramatic growth year in 2005. Additionally, both our experienced veterans and newer sales professionals are on target to

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Nov. 08. 2006 / 7:00AM PT, SCIL - Q3 2006 Scientific Learning Earnings Conference Call

achieve their annual productivity goals. We are encouraged by this broad-based performance, and this is further evidence pointing to the growing acceptance of the Fast ForWord.

In the third quarter, we selected Pivotal software for our new CRM system to replace our old out-dated system. This system will provide the tools and capabilities to capture, analyze, and report timely and historical information about our prospects and customers. We anticipate having phase-one of the new system implemented and running in the first quarter of 2007. We are also projecting a rapid payback through expense savings produced by improved efficiency and the elimination of unnecessary rework.

Our final goal is to establish the more than 30 years of neuroscience research that supports Fast ForWord applications as a market differentiator. The neuroscience and district based research is clear that unless we make basic neurological changes in struggling learners, we will never achieve our national goal of closing the achievement gap and having all students become proficient learners. Great teaching with effective curriculum and instructional programs enabled by neurological intervention can achieve this essential national goal. In the third quarter, the What Works Clearinghouse gave Fast ForWord software its highest rating among those solutions being reviewed for impact on achievement for English Language Learners. The What Works Clearinghouse is the official U. S. Department of Education research group tasked with reviewing and evaluating the quality of research available on solutions provided to K-12 school districts. Since there are now more than 200 efficacy studies on Fast ForWord, we are not surprised by this positive review but, of course, are pleased to have another independent verification of our unique innovation producing dramatic results.

It has been an exciting and rewarding first half for our employees and advocates around the world. We remain focused and committed to the actions required to complete an exceptional year and that we enter 2007 with strong momentum. In the fourth quarter, we are anticipating dramatic increases in booked sales with solid increases in revenue and profits.

I would like for Jane Freeman, our Senior Vice President and CFO, to provide you with more detail on our financial results, as well as her own perspectives on the business.

Jane,

Jane Freeman - Scientific Learning - SVP and CFO

Thanks, Bob. It was a terrific third quarter. Booked sales for the quarter were $12.7 million, as Bob said, an increase of 38% compared to $9.2 million in the third quarter of 2005. Year-to-date, sales totaled $34.7 million, an increase of 34%, compared to $26 million last year. I might note here that our sales for the first three quarters were higher than our total sales for all of last year.

K-12 sales were $12 million for the quarter, up 43%, compared to $8.4 million last year. For the nine months, K-12 booked sales increased 36% to $32.2 million compared to $23.6 million in the first nine months of 2005.

Sales to existing customers, those who have purchased from us before, were about 84% of the total which is on the high side of past experience. As Bob said, 30 sales over $100,000 were

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Nov. 08. 2006 / 7:00AM PT, SCIL - Q3 2006 Scientific Learning Earnings Conference Call

made in the quarter, compared to 15 in the third quarter last year. This was 83 year-to-date, compared to 50 in the first nine months of 2005.

The five sales we made that were over $500,000 were the renewal for the city of Philadelphia, a sale to Dallas, Texas, Cumberland County, North Carolina, Jefferson County, Kentucky and Pinellas County, Florida. As Bob said, two of these were seeding customers.

Sales outside of K-12 were approximately $700,000, down 9% year over year. Year-to-date, our non-K-12 businesses have produced $2.5 million in booked sales, an increase of 7% year over year. The primary factor in the decline for the quarter was lower sales in our private practice channel during the quarter. We think this is mostly seasonal. Year-to-date, this business is fairly flat. International increased a little over 250% during the quarter, and more than 125% year-to-date.

Revenue for the quarter was $9.9 million, an increase of 1% compared to the 9.8 reported in the third quarter of 2005. This was the first positive comparison for the year. Quarterly comparisons continued to be affected negatively by the pricing change we made in late 2004. We recognized about $1.1 million less from our deferred revenue balance this quarter, compared to the third quarter last year, with $4.8 million, compared to $5.9 million a year ago. We recognized about 41% of booked sales into revenue this quarter, compared to 43% in the third quarter of 2005. Typically, we recognize the lowest proportion of booked sales into revenue in the third quarter because we have a high proportion of renewals in the quarter. Those are typically recognized over longer periods of time.

For the quarter, product revenue declined 4%, while service and support revenue increased 14%. Software revenue was 71% of total revenue for the quarter, down from 74% in last year’s third quarter. Year-to-date, revenue totaled $30.7 million, down 8% year-over-year compared to $33.3 million in the first nine months of 2005. Booked sales were above revenue this quarter, as expected, and we added $2.8 million to deferred revenue, bringing the total to $21 million. During the first nine months of the year, we added $4 million to deferred revenue. Gross margins for the quarter were 75%, compared to 82% last year. Gross margins were lower this year, as expected, primarily due to lower margins on service and support as we invested in our new Tucson call center facility and ramped up our service organization to support a higher level of service activity.

Service and support margins were 28% for the quarter, and improved sequentially as expected, compared to 18% in the second quarter, but were below the 47% reported last year. We expect continued improvements in Q4 and in 2007 as we leverage our investments.

Product gross margins were 94% in the third quarter, compared to 94% in the third quarter last year. Operating expenses for the quarter were $8.0 million. As expected, operating expenses were lower than the $8.2 million of the second quarter and, as expected, showed a large increase compared to the depressed level of $5.7 in 2005. The increase was 41%.

Third quarter operating expenses were depressed last year as we made significant true up adjustments in accruals for incentive compensation to reflect a lower forecast for 2005 booked sales. The third quarter this year reflects a more normal level of accruals on a higher level of expected sales. The swing between the two years is approximately $1.5 million. Third quarter comparisons are also affected by expenses associated with the adoption of FAS 123R. Total stock compensation expense in the third quarter was $790,000 of which $739,000 was reported in operating expenses.

Excluding these two factors, operating expenses rose 3% in the third quarter. For the year-to-date, operating expenses totaled $24.1 million compared to $20.5 million in the first nine months of 2005. Stock-based compensation expense for the nine months was $1.7 million, of which $1.5

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Nov. 08. 2006 / 7:00AM PT, SCIL - Q3 2006 Scientific Learning Earnings Conference Call

million was included in operating expenses. So, excluding stock-based compensation, operating expenses have increased about 11% on a booked sales increase of 34%, so we’re pleased by that.

We had an operating loss for the quarter of $575,000 and a net loss of $332,000, compared to operating and net profit of $2.3 million last year. Our loss per share in the quarter was $0.02, compared to $0.13 in diluted net income in 2005. For the nine months, our operating loss was $600,000, compared to an operating profit last year of $7.1 million. We had a net loss of $118,000 and $0.01 for the nine months, compared to a net profit of 7.1 and diluted EPS of $0.40 in 2005.

Cash provided by operations was $5.2 million for the three months, compared to $3.9 million last year. Year-to-date, cash from operating activities totaled $1.3 million, compared to a use of $150,000 last year. Cash on the balance sheet was $13.3 million, up from $12.5 million in cash and investments on September 30th, 2005.

As Bob mentioned, late in the quarter we purchased a new computer system from Pivotal Software. It will replace an obsolete CRM we have had in place since 1998. On the front end, it should provide improved marketing and lead management, better sales support tools for our sales organization and improvements in the order management process. On the post sales side, it is expected to provide us with better tools for our service and support organizations to help us serve the schools and districts who are our customers more effectively. We expect to roll the first phase of this out in Q1 next year and the total estimated cost is about $700,000.

Accounts receivable at quarter end were $10.9 million, compared to $11.8 million in June, and $4.9 million on September 30th, 2005. DSOs on booked sales were at 77 days, compared to 49 days last year. We are not concerned about this. At quarter end, we had only $18,000 in payments that were more than 90 days past due.

The outlook for the balance of the year is very good and we are raising our guidance again for the year. Booked sales are expected to be in the range of $43 to $45 million, an increase of $2 to $3 million dollars from our last guidance and growth in the range of 35% to 45% compared to last year. Higher booked sales will translate into higher revenue as well. Revenue is now expected to be in the range of $39.0 to $41.0 million. We expect to report net profits in a range from a loss of about $500,000 to a profit of $500,000. This results in an earnings per share range from a loss of $0.03 to a profit of $0.03.

We expect to recognize about $5 million from our deferred revenue balance in the fourth quarter. For the first time this year, the deferred revenue to be recognized is above the level of last year, which was $4.3 million.

Looking out into 2007, we expect booked sales to grow in our target range of 20% to 30%. Revenue growth is expected to be in the same range. We expect to see improvements in both gross margins and operating margins as we continue to constrain spending growth below sales and revenue expansion. We expect to be solidly profitable. We will provide more detailed guidance on 2007 when we report early next year. The third quarter was another great quarter, and now I’d like to turn the call back over to Bob.

Bob Bowen - Scientific Learning - Chairman and CEO

Thanks, Jane. It was the third consecutive quarter of exceptional sales growth for our unique family of Fast ForWord software. We are anticipating a very strong finish to the year, as Jane said, with dramatic increases in booked sales and a solid increase in revenues and profits. I am enormously proud of our employees, who are driven by our important mission of bringing this tremendous neurological learning innovation to market and scale. Of course, our growing

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Nov. 08. 2006 / 7:00AM PT, SCIL - Q3 2006 Scientific Learning Earnings Conference Call

customer base remains our strongest advocates, and powerful stories are spreading fast among educators, students, and parents about exceptional results. We appreciate your continued interest and support for our important work.

Operator, we will be glad to now take questions.

QUESTION AND ANSWER

Operator

Thank you very much.

[OPERATOR INSTRUCTIONS]

And your first question will come from the line of Kirsten Edwards. You may proceed.

Kirsten Edwards - ThinkEquity Partners - Analyst

Great, hi, good morning.

Bob Bowen - Scientific Learning - Chairman and CEO

Hi, Kirsten.

Kirsten Edwards - ThinkEquity Partners - Analyst

There, that’s a little better. Jane, I just wanted to confirm a couple of numbers that you threw out there. With the amount of recognized deferred revenue in the quarter, was that $4.8 in the third?

Jane Freeman - Scientific Learning - SVP and CFO

In the third quarter, it was $4.8.

Kirsten Edwards - ThinkEquity Partners - Analyst

$4.8, and then $5 million expected for the fourth?

Jane Freeman - Scientific Learning - SVP and CFO

That’s right.

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Nov. 08. 2006 / 7:00AM PT, SCIL - Q3 2006 Scientific Learning Earnings Conference Call

Kirsten Edwards - ThinkEquity Partners - Analyst

Okay, great. And then the guidance for 35% sales growth for the year would imply that the fourth quarter would sort of see a similarly strong 35%-plus growth in sales. How much visibility do you guys have to that at this point?

Bob Bowen - Scientific Learning - Chairman and CEI

Well, we have our usual pipeline and forecast. We have a quarterly kickoff meeting with our sales leadership and our service leadership groups, and so we know the accounts that have committed to purchasing in the quarter, but it’s typical that we have to go close the business. And, as you know, Kirsten, this is the shortest selling season in the educational market because of vacation time and the Christmas and Thanksgiving holiday. So it shortens the season down, and there is usually only one board meeting in December.

But we feel good about the quarter and about the momentum. We have, we think, a very nice balance to the forecast.

Kirsten Edwards - ThinkEquity Partners - Analyst

Okay, okay, great. And then what does the sort of raised guidance mean for how we should be looking at the cash flow in terms of contribution from deferred revenue? Will that be positive in the fourth quarter? I think previously you’ve guided to $2 to $3 million cash gain in ‘06, and I’m wondering if you wanted to amend that?

Bob Bowen - Scientific Learning - Chairman and CEO

Jane?

Jane Freeman - Scientific Learning - SVP and CFO

It will have a little bit of an impact. It should be positive, but remember that anything we sell, pretty much, in the fourth quarter, we tend to be back-end loaded, and that will affect next year’s cash, not this year.

Kirsten Edwards - ThinkEquity Partners - Analyst

Okay, and then can you give us a little more color on what the stock option expense was, particularly in the gross margin line, so that we can look at it comparatively without that in there?

Jane Freeman - Scientific Learning - SVP and CFO

Kirsten, I just need to look that up. It’s in the draft Q, so that will take me a second. One thing I just might add about the fourth quarter is you might recall that last year’s fourth quarter was very

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Nov. 08. 2006 / 7:00AM PT, SCIL - Q3 2006 Scientific Learning Earnings Conference Call

disappointing for us and was actually down about 30% year-over-year. So although we’re looking for a very high growth rate this year, it would actually not be an unusual seasonal pattern for us.

Kirsten Edwards - ThinkEquity Partners - Analyst

Okay, great, and that’s for booked sales you’re talking about.

Jane Freeman - Scientific Learning - SVP and CFO

That’s right, for booked sales.

Kirsten Edwards - ThinkEquity Partners - Analyst

Okay, and while you’re looking that up, Bob, you had mentioned some particular regions that were particularly strong for you guys. If you could just give a little more color as to what those were, again, and why you think they’ve rebounded as strongly as they have.

Bob Bowen - Scientific Learning - Chairman and CEO

Well, when you consider the Great West, Texas has always been a phenomenal state for us. With the Texas state funding formula being ruled unacceptable by the courts, that was delaying a lot of decisions in Texas. That was resolved, as projected, and that, along with the improved economy and state tax revenue, has freed up money in Texas. Texas also has a big initiative in the adolescent area, in the secondary market, that is helping. Those two issues, along with our added sales capacity has helped out in Texas.

In the Southeast and Great West, two of our key states are Texas and Florida. We’ve always done very well in Texas and Florida, but we had a very bad year in ‘05. Both of those states have come back, and I think it has to do with funding conditions, as well as our sales capacity and our veteran reps getting back on track.

We also see some great momentum building in some states that are really starting to emerge now, like Mississippi, Kentucky, Michigan and Missouri. We’ve not had strong momentum before, but we have really started to establish recognition for this research and a sound reference base. These communities are starting to really talk to each other about what they’re seeing as a result of using Fast ForWord. We now have additional sales capacity, good sales representation and good service folks in there managing these implementations.

We also have customers starting to spread the word among themselves, which is enormously impactful. So we’ve really got three regions now beating on all cylinders, and we feel very good about the sales team and the momentum. We’re working hard now to get our Northeast region on that same track. We think we have the same opportunity, but are not having as good a year in the Northeast.

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Nov. 08. 2006 / 7:00AM PT, SCIL - Q3 2006 Scientific Learning Earnings Conference Call

Kirsten Edwards - ThinkEquity Partners - Analyst

Okay, so there’s the states where you have the new momentum — is that directly correlated to the number of brain summits in that area, or is there any other thing you can point to besides word of mouth that would explain that.

Bob Bowen - Scientific Learning - Chairman and CEO

We’re conducting these brain summits increasingly across the US. We have three types of these seminars. The executives attend our national events, and they spend a day and a half. The brain summits are regional events and go anywhere from a day to a day and a half, and our brain seminars are typically a half day event. In all of those events we have one of our scientists, our top presenters that understands this 30 years of neuroscience research and how these applications create the appropriate neurological change.

You can see in these places where we’re picking up momentum, really good attendance and participation. These brain summits and seminars are part of the key, and we’re using them increasingly in states where we’re trying to establish a position. It gives you a good base to really build awareness of a new body of research that educators are interested in but may not be enormously familiar with, so it has had a big impact.

Kirsten Edwards - ThinkEquity Partners - Analyst

Okay, great.

Bob Bowen - Scientific Learning - Chairman and CEO

So it’s a combination, Kirsten, of the increased sales capacity and effectiveness of both our new and our veteran reps getting to these productivity goals, along with the number of brain seminars that we’re running.

Kirsten Edwards - ThinkEquity Partners - Analyst

Okay, great, and then my last question is, Texas had the legislature problem for you guys last year. Was there anything unique about Florida other than just your veteran sales productivity and maybe the environment wasn’t as good last year that’s made it a lot better this year?

Bob Bowen - Scientific Learning - Chairman and CEO

Well, the environment’s better. That’s key, but we made a change in the Southeast in our sales leadership, and we just think that’s had a big impact there, particularly in Florida. We’ve had some nice breakthroughs in Florida, both in the changes mentioned in Pinellas County and, of course, Duval County earlier in the year, along with just some broad based business that we’ve had for a long time in Florida continuing to expand.

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Nov. 08. 2006 / 7:00AM PT, SCIL - Q3 2006 Scientific Learning Earnings Conference Call

So we’ve just gotten it back on track, and I think it’s a factor of improved conditions and clarity in our focus and message, combined with brain seminars.

Kirsten Edwards - ThinkEquity Partners - Analyst

Okay, great. I’ll let someone else ask a question.

Jane Freeman - Scientific Learning - SVP and CFO

Kirsten, let me just answer your question.

Kirsten Edwards - ThinkEquity Partners - Analyst

Oh, yes.

Jane Freeman - Scientific Learning - SVP and CFO

The stock compensation expense for the quarter, the total was $789,000. $51,000 of that ran through service and support, and the year-to-date numbers were $1.68M for the total and $148,000 in cost of service and support.

Kirsten Edwards - ThinkEquity Partners - Analyst

Okay, is that $789,000 net of tax, correct?

Jane Freeman - Scientific Learning - SVP and CFO

No, that’s pretax. Net of tax it’s $773,000.

Kirsten Edwards - ThinkEquity Partners - Analyst

Okay, great. Thank you.

Operator

Thank you very much. [OPERATOR INSTRUCTIONS]

And at this time you have no other questions.

Bob Bowen - Scientific Learning - Chairman and CEO

Let’s wait just one second, operator.

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FINAL TRANSCRIPT

Nov. 08. 2006 / 7:00AM PT, SCIL - Q3 2006 Scientific Learning Earnings Conference Call

Operator

No problem. You do have a follow-up question from Kirsten Edwards. You may proceed, Kirsten.

Kirsten Edwards - ThinkEquity Partners - Analyst

Hi, I did have one more question. Bob, you had mentioned what I think is a new metric this quarter, which is the number of students per license in use, and I think you said it was 90 in ‘05, and it’s over 100 in ‘06. Is that correct?

Bob Bowen - Scientific Learning - Chairman and CEO

Correct. Those are our school-wide licenses. We track how many students use the products within those sites that have a school-wide license.

Kirsten Edwards - ThinkEquity Partners - Analyst

And I was right that it was 90?

Bob Bowen - Scientific Learning - Chairman and CEO

It was 90 in ‘05, and we see that trending over 100 for this year.

Kirsten Edwards - ThinkEquity Partners - Analyst

And can you give any other data points, maybe in ‘04 it had been, maybe what the trend historically was?

Bob Bowen - Scientific Learning - Chairman and CEO

This is coming off the top of my head now, but I believe it was about 60 in ‘04. So at sites with school-wide licenses we see the number of students using Fast ForWord jumping, and we think that’s an indication of the broad-based use of Fast ForWord with all struggling learners and sometimes beyond. We have some districts that run all students, but increasingly we see our district customers trending to the purchase of school-wide licenses so that they have unlimited use, rather than some term or limited license. So that’s one trend, and the other trend is more use, that is, getting more kids through Fast ForWord. We are, therefore, seeing a nice upward trend. We can go back and check that for you, Kirsten, and make sure it’s accurate, but my recollection is that it was in about the 60 range — grew to 90 and now is headed toward 100.

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FINAL TRANSCRIPT

Nov. 08. 2006 / 7:00AM PT, SCIL - Q3 2006 Scientific Learning Earnings Conference Call

Kirsten Edwards - ThinkEquity Partners - Analyst

Okay, great, and then can you guys give us the number of veteran salespeople you have on your team right now?

Bob Bowen - Scientific Learning - Chairman and CEO

I believe what we call veteran is anyone with three-plus years of experience, and I think about 30 to 35% of our reps are in that category.

Kirsten Edwards - ThinkEquity Partners - Analyst

Okay.

Bob Bowen - Scientific Learning - Chairman and CEO

If you think about it, our sales force is split into thirds with one third in the one to two year range, a second third in the two to three year range and the final third with three plus years of experience.

Kirsten Edwards - ThinkEquity Partners - Analyst

Okay, great, and then the resolution of the Texas legislature, when did that, in your opinion, really start to drive the booked sales growth? Was that just in this quarter?

Bob Bowen - Scientific Learning - Chairman and CEO

It really started in the second quarter. We saw a little bit in the first quarter, but it became clear that this was being resolved in Q2. and so that word spread. Another thing that happens is that districts get, a little bit, in a box, and there is some money they just ultimately have to spend. So as they come to the end of the school year, they have to spend that money or lose it. So I think the year-end money got released up, but I also think confidence was growing. I think we saw it in Q2, and we saw more in the third quarter, and that was a factor that is now resolved.

So the districts are more confident now about how the funding formula is going to work and what monies are really going to flow for all of this current school year.

Kirsten Edwards - ThinkEquity Partners - Analyst

Okay, and do you still see upside from that sort of back flow, backlog?

Bob Bowen - Scientific Learning - Chairman and CEO

Well, consistent with our guidance, we do.

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FINAL TRANSCRIPT

Nov. 08. 2006 / 7:00AM PT, SCIL - Q3 2006 Scientific Learning Earnings Conference Call

Kirsten Edwards - ThinkEquity Partners - Analyst

Okay.

Bob Bowen - Scientific Learning - Chairman and CEO

We feel very good about Texas, our position there and the momentum we have. As you know, we have legislation in Texas that calls for neurological, neuroscience-based interventions for struggling learners. That’s very favorable for us and got us on the intensive reading intervention list. That gave us great recognition; both of those things did. So Fast ForWord is very well known in Texas and is recently being considered as an important intervention tool from preschool through the adult programs.

Kirsten Edwards - ThinkEquity Partners - Analyst

Great. Good news. All right, thanks a lot.

Bob Bowen - Scientific Learning - Chairman and CEO

Thanks, Kirsten.

Operator

Thank you very much, and your next question will come from the line of Art Charpentier from Merritt Research. You may go ahead, sir.

Art Charpentier - Merritt Research - Analyst

Hi, Bob, Jane.

Bob Bowen - Scientific Learning - Chairman and CEO

Hey, Art, how are you?

Art Charpentier - Merritt Research - Analyst

I’m fine. How are you?

Bob Bowen - Scientific Learning - Chairman and CEO

Good.

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FINAL TRANSCRIPT

Nov. 08. 2006 / 7:00AM PT, SCIL - Q3 2006 Scientific Learning Earnings Conference Call

Art Charpentier - Merritt Research - Analyst

Good. I have a few odds and ends here. First of all, Jane mentioned, I think, a $700,000 number related to this new computer system. I’m assuming that’s a capital cost and not an expense.

Bob Bowen - Scientific Learning - Chairman and CEO

That is correct.

Art Charpentier - Merritt Research - Analyst

Okay. Also, on the stock-based compensation, I’m frankly not familiar with how you have chosen to account for that. Did 2006 — I guess my question is, 2007, 2008, can we get an idea of what kind of growth in this expense number we’re going to be looking at? Is it going to follow revenues; is it going to follow something else? Was there a catch-up in 2006 numbers we’re looking at. Could you talk about that a little?

Jane Freeman - Scientific Learning - SVP and CFO

Sure. Art, the estimate that we’ve got for this year is about $2.1 million, and since it’s a new FASB requirement, we didn’t have to account for employee stock options in the income statement last year.

Art Charpentier - Merritt Research - Analyst

Right.

Jane Freeman - Scientific Learning - SVP and CFO

So almost all of this $2.1 million, in a sense, is for employee compensation. We do give a few options to consultants, but it’s not very much money. Our expectation right now is that for next year that number will drop a little bit, because the accounting for this is basically that you take your historical volatility and you multiply it by the number of shares to value the options and then you amortize them over the life.

So, over a period of time, our volatility has come down some, and in addition to that, we changed what we were doing this year. We started granting restricted stock units instead of stock options to employees. So as we’ve got options, if you will, rolling off the schedule, like depreciation, and lower-volatility options and restricted stock units kicking in, we expect the overall levels to be down a little bit next year and probably down a little bit the year after. So it won’t track really with revenue or sales at all for the next couple of years.

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FINAL TRANSCRIPT

Nov. 08. 2006 / 7:00AM PT, SCIL - Q3 2006 Scientific Learning Earnings Conference Call

Art Charpentier - Merritt Research - Analyst

Okay, now the receivables number, I know you said the non-current is a de minimis amount, but in the past, usually when you showed a big receivables number, by the time the conference call came around, most or all of it had been paid down already. What should we look for in terms of whichever terms you like, dollars or days sales outstanding, or whatever, going forward — especially with these big — what look like they will be pretty big revenue gains coming up.

Jane Freeman - Scientific Learning - SVP and CFO

Well, the numbers have moved around a lot kind of seasonally, just because it depends on when the sales were actually made. Some quarters tend to be more front-end loaded, some not. A more normal range for us is really to be down now in the 60 to 65-day level, and I don’t see any reason why we won’t be there at year end. We expect that fourth quarter sales, will be below third quarter sales, and DSOs will be lower. So we’re going to collect a lot of cash, and you should see a lower AR balance at year end.

Art Charpentier - Merritt Research - Analyst

Okay, okay. I think you also mentioned, maybe Bob mentioned, a renewal at Philadelphia?

Jane Freeman - Scientific Learning - SVP and CFO

Yes, I mentioned it.

Art Charpentier - Merritt Research - Analyst

I had the idea that Philadelphia was a perpetual license and I’m surprised — is renewal the right word, or do I just misunderstand how you sell these things.

Jane Freeman - Scientific Learning - SVP and CFO

Well, I probably wasn’t as precise in my language as I could have been. They pay annual support and service fees to support their perpetual license.

Art Charpentier - Merritt Research - Analyst

Okay.

Jane Freeman - Scientific Learning - SVP and CFO

And that’s what we were paid in the third quarter.

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FINAL TRANSCRIPT

Nov. 08. 2006 / 7:00AM PT, SCIL - Q3 2006 Scientific Learning Earnings Conference Call

Art Charpentier - Merritt Research - Analyst

Okay, okay. And that number was more than 500,000?

Jane Freeman - Scientific Learning - SVP and CFO

Oh, yes. They have more than — they have almost 300 schools using our software, and they pay for support on all of those. We have five full-time people working in Philadelphia to support that implementation.

Art Charpentier - Merritt Research - Analyst

Okay, let me see. You mentioned sales in 20 foreign countries, or VARs?

Bob Bowen - Scientific Learning - Chairman and CEO

We have 17 value-added resellers now representing us, selling to 20 countries, so we’ve had Fast ForWord sold into 20 countries now.

Art Charpentier - Merritt Research - Analyst

Could you — what kind of protections do you have against counterfeiting, your intellectual property product laws don’t seem to carry as much weight there in many parts of the world. How do you deal with that?

Bob Bowen - Scientific Learning - Chairman and CEO

We try to build in enormous protection and safeguards around the way that Fast ForWord works, the way it’s licensed, the way it’s activated and our ability to limit that activation. Bill Jenkins, one of our founders and the head of product development and the technology teams are always working on that. Our VARs are enormously concerned about that, because they’re investing in building a business. And so we keep working with them.

Thus far, we’ve done well. Now, I would have to say that the countries we’re working in now are better on that issue. With each one, there’s a range here that you have to consider. We don’t yet have a big presence in China. But we have growing penetration, for instance, in India, and that’s UK based legal system and is better than some parts of the world. And, of course, in the developed countries of Europe, it’s very good. But we keep thinking about that, Art, often, and the things that we can continue to do with the product to add even more protection.

Art Charpentier - Merritt Research - Analyst

Okay, and one last item. Can you give us an idea of how much you feel — it’s obviously subjective, your business is driven by the mandates from No Child Left Behind. And, frankly,

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Nov. 08. 2006 / 7:00AM PT, SCIL - Q3 2006 Scientific Learning Earnings Conference Call

what I’m thinking is if in a year or two those mandates are somewhat diminished, what effect that might have.

Bob Bowen - Scientific Learning - Chairman and CEO

Well, I t think it’s very important to us. The accountability aspect of No Child Left Behind is very important along state accountability mandates. I suspect — what I am told by both the Democratic side of the House and the Republican side is that despite the rhetoric we hear, there is bipartisan support for the need and the requirements for accountability. Should there be a change in the administration, perhaps the rules and some of the switches or the way it’s presented would be altered, but we’re told that the necessity of accountability for altering this enormous learning issue in the country and closing the achievement gap is not going to change.

So, as long as there remain good, firm accountability requirements, I think it would not have a lot of impact on us if some of the guidelines and the way it was administered was changed. Most of our money, most of our funds, 70% of it, comes from Title 1 dollars and from special education dollars.

I would anticipate, if anything, that that funding would go up and we might see a change in description, but I don’t think we’d see a big change in the fundamental aspect. The accountability aspect of the No Child Left Behind Act is important to us. If, tomorrow, that money was given out with no accountability requirements, which I can’t visualize, it would not be favorable to us.

Art Charpentier - Merritt Research - Analyst

Okay, thank you. That’s all I’ve got.

Bob Bowen - Scientific Learning - Chairman and CEO

Thanks, Art.

Operator

Thank you, gentlemen. [OPERATOR INSTRUCTIONS].

At this time, you have no other questions.

Bob Bowen - Scientific Learning - Chairman and CEO

Thank you, operator. Again, Jane and I appreciate your time and your continued interest and support. We will — I am out of the office. I’m on the road, but Jane will be in the office today, so feel free to give Jane a call, and if you would like to talk with me, just let Jane know and while I’m on the road I will make sure and give you a call. Thanks again.

Thank you, operator.

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FINAL TRANSCRIPT

Nov. 08. 2006 / 7:00AM PT, SCIL - Q3 2006 Scientific Learning Earnings Conference Call

Operator

Thank you. Ladies and gentlemen, thank you for your participation in today’s presentation. You may now disconnect and have a wonderful day.

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Scientific Learning Corporation
Supplemental Information

Reconciliation of Booked Sales, Revenue and Change in Deferred Revenue

$s in thousands

	Third Quarter		Year Ended December 31,

	2005	2006	2005	2006 Estimated Range

Booked Sales	$9,171	$12,686	$31,538	$43,000	$45,000
Less Revenue	9,812	9,925	40,319	39,000	41,000

Net (Decrease) increase in current and long-term deferred	$(641)	$2,761	$(8,781)	$4,000	$4,000

Beginning balance in current and long-term deferred	19,047	18,243	25,784	17,003	17,003
Ending balance in current and long-term deferred	$18,406	$21,004	$17,003	$21,003	$21,003

Booked sales is a non-GAAP financial measure that we believe to be a useful measure of the current level of business activity both for management and for investors. Booked sales equals the total value (net of allowances) of software and services invoiced in the period. Because a significant portion of our revenue is recognized over a period of months, booked sales is a better indicator of current activity. The table above shows the reconciliation of booked sales, revenue, and changes in deferred revenue.

The information included above for the 2006 full year is a projection, subject to the safe harbor created by Section 27A of the federal securities law. This projection is subject to substantial risks and uncertainties. Actual results may differ materially as a result of many factors, including but not limited to: general economic conditions; the extent of acceptance and purchase of the Company’s products by target customers; seasonality and sales cycles in Scientific Learning’s markets; competition; availability of funding to purchase the Company’s products and generally available to schools; the extent to which the Company’s marketing, sales and implementation strategies are successful; the Company’s ability to continue to demonstrate the efficacy of its products, which depends on how the programs are administered, the demography of participants and other factors; the Company’s ability to recruit and retain key personnel; the Company’s ability to timely execute its new product development strategies; pricing pressures; and other risks detailed in the Company’s SEC reports.

Nov 7, 2006